                                                                  EXECUTION COPY

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                                      [Published CUSIP Number: ________________]

                           FIVE-YEAR CREDIT AGREEMENT

                           Dated as of April 22, 2005

                                      among

                                  METLIFE, INC.
                                       AND
                              METLIFE FUNDING, INC.
                                  as Borrowers,

                             BANK OF AMERICA, N.A.,
                             as Administrative Agent
                                       and
                                   L/C Issuer,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                              as Syndication Agent

                                 CITIBANK, N.A.,
                        DEUTSCHE BANK AG NEW YORK BRANCH
                                       and
                           JPMORGAN CHASE BANK, N.A.,
                           as Co-Documentation Agents

                                       and

                         The Other Lenders Party Hereto

                          WACHOVIA CAPITAL MARKETS, LLC
                                       and
                         BANC OF AMERICA SECURITIES LLC,
                                       as
                     Joint Lead Arrangers and Book Managers

================================================================================

                                TABLE OF CONTENTS

Section                                                                            Page
-------                                                                            ----
ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS.....................................     1
   1.01    Defined Terms........................................................     1
   1.02    Other Interpretive Provisions........................................    18
   1.03    Accounting Terms.....................................................    19
   1.04    Rounding.............................................................    19
   1.05    References to Agreements and Laws....................................    19
   1.06    Times of Day.........................................................    19
   1.07    Letter of Credit Amounts.............................................    19

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS...............................    20
   2.01    Committed Loans......................................................    20
   2.02    Borrowings, Conversions and Continuations of Committed Loans.........    20
   2.03    Bid Loans............................................................    21
   2.04    Letters of Credit....................................................    24
   2.05    Prepayments..........................................................    32
   2.06    Termination or Reduction of Commitments..............................    33
   2.07    Repayment of Loans...................................................    34
   2.08    Interest.............................................................    34
   2.09    Fees.................................................................    35
   2.10    Computation of Interest and Fees.....................................    36
   2.11    Evidence of Debt.....................................................    36
   2.12    Payments Generally...................................................    36
   2.13    Sharing of Payments..................................................    38
   2.14    Increase in Commitments..............................................    39

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY.............................    40
   3.01    Taxes................................................................    40
   3.02    Illegality...........................................................    42
   3.03    Inability to Determine Rates.........................................    43
   3.04    Increased Cost and Reduced Return; Capital Adequacy..................    43
   3.05    Compensation for Losses..............................................    44
   3.06    Matters Applicable to all Requests for Compensation..................    44
   3.07    Survival.............................................................    44

ARTICLE IV. REPRESENTATIONS AND WARRANTIES......................................    44
   4.01    Organization; Powers.................................................    45
   4.02    Authorization; Enforceability........................................    45
   4.03    Governmental Approvals; No Conflicts.................................    45
   4.04    Financial Condition; No Material Adverse Change......................    45
   4.05    Properties...........................................................    45
   4.06    Litigation and Environmental Matters.................................    46
   4.07    Compliance with Laws and Agreements..................................    46
   4.08    Investment and Holding Company Status................................    46


                                        i             FIVE-YEAR CREDIT AGREEMENT

   4.09    Taxes................................................................    46
   4.10    ERISA................................................................    47
   4.11    Disclosure...........................................................    47
   4.12    Margin Stock.........................................................    47

ARTICLE V. CONDITIONS TO CREDIT EXTENSIONS......................................    47
   5.01    Closing Date.........................................................    47
   5.02    Each Credit Event....................................................    48

ARTICLE VI. AFFIRMATIVE COVENANTS...............................................    48
   6.01    Financial Statements and Other Information...........................    48
   6.02    Notices of Defaults..................................................    50
   6.03    Existence; Conduct of Business.......................................    50
   6.04    Payment of Obligations...............................................    50
   6.05    Maintenance of Properties; Insurance.................................    50
   6.06    Books and Records; Inspection Rights.................................    50
   6.07    Compliance with Laws.................................................    51
   6.08    Use of Proceeds......................................................    51
   6.09    Support Agreement....................................................    51

ARTICLE VII. NEGATIVE COVENANTS.................................................    51
   7.01    Liens................................................................    51
   7.02    Fundamental Changes..................................................    53
   7.03    Transactions with Affiliates.........................................    53
   7.04    Adjusted Statutory Surplus...........................................    53
   7.05    Consolidated Net Worth...............................................    53

ARTICLE VIII. EVENTS OF DEFAULT.................................................    53
   8.01    Events of Default....................................................    54
   8.02    Remedies Upon Event of Default.......................................    55
   8.03    Application of Funds.................................................    56

ARTICLE IX. ADMINISTRATIVE AGENT................................................    57
   9.01    Appointment and Authorization of Administrative Agent................    57
   9.02    Delegation of Duties.................................................    57
   9.03    Liability of Administrative Agent....................................    57
   9.04    Reliance by Administrative Agent.....................................    58
   9.05    Notice of Default....................................................    58
   9.06    Credit Decision; Disclosure of Information by Administrative Agent...    58
   9.07    Indemnification of Administrative Agent..............................    59
   9.08    Administrative Agent in its Individual Capacity......................    60
   9.09    Successor Administrative Agent.......................................    60
   9.10    Administrative Agent May File Proofs of Claim........................    61
   9.11    Other Agents; Joint Lead Arrangers and Book Managers.................    61

ARTICLE X. MISCELLANEOUS........................................................    61
   10.01   Amendments, Etc......................................................    62


                                       ii             FIVE-YEAR CREDIT AGREEMENT

   10.02   Notices and Other Communications; Facsimile Copies...................    63
   10.03   No Waiver; Cumulative Remedies.......................................    64
   10.04   [Intentionally Omitted]..............................................    65
   10.05   Costs, Expenses and Indemnification..................................    65
   10.06   Payments Set Aside...................................................    66
   10.07   Successors and Assigns...............................................    66
   10.08   Confidentiality......................................................    70
   10.09   Set-off..............................................................    71
   10.10   Interest Rate Limitation.............................................    71
   10.11   Counterparts.........................................................    71
   10.12   Integration..........................................................    71
   10.13   Survival of Representations and Warranties...........................    72
   10.14   Severability.........................................................    72
   10.15   Mitigation of Obligations; Replacement of Lenders....................    72
   10.16   Governing Law........................................................    73
   10.17   Waiver of Right to Trial by Jury.....................................    73
   10.18   USA PATRIOT Act Notice...............................................    73


                                       iii            FIVE-YEAR CREDIT AGREEMENT

SCHEDULES
   2.01    Commitments and Pro Rata Shares
   4.06    Disclosed Matters
   10.02   Administrative Agent's Office, Certain Addresses for Notices
   10.08   Processing and Recordation Fees

EXHIBITS
           FORM OF

   A       Committed Loan Notice
   B-1     Bid Request
   B-2     Competitive Bid
   C       Note
   D       Assignment and Assumption
   E       Opinion


                                      iv              FIVE-YEAR CREDIT AGREEMENT

                           FIVE-YEAR CREDIT AGREEMENT

     This FIVE-YEAR CREDIT AGREEMENT ("Agreement") is entered into as of April 22, 2005, among METLIFE, INC. ("MetLife") and METLIFE FUNDING, INC. ("Funding"; together with MetLife, each a "Borrower" and collectively the "Borrowers"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer.

     The Borrowers have requested that (a) the Lenders provide a revolving credit facility and (b) the L/C Issuer issue (and the Lenders purchase participations in) letters of credit from time to time, and the Lenders and the L/C Issuer are willing to do so on the terms and conditions set forth herein.

     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

     1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

     "Absolute Rate" means a fixed rate of interest expressed in multiples of 1/100th of one basis point.

     "Absolute Rate Loan" means a Bid Loan that bears interest at a rate determined with reference to an Absolute Rate.

     "Adjusted Statutory Surplus" means, at any time, the sum of (i) surplus (calculated in accordance with the Statutory Statements), plus (ii) asset valuation reserve (calculated in accordance with the Statutory Statements).

     "Administrative Agent" means Bank of America in its capacity as administrative agent under each of the Loan Documents, or any successor administrative agent.

     "Administrative Agent's Office" means the Administrative Agent's address as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrowers and the Lenders.

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, for the purposes of Section 10.07, any special purpose funding vehicle that funds itself principally in the commercial paper market shall not constitute an Affiliate of any Lender. "Control" means the possession, directly or indirectly, of the power


                                        1             FIVE-YEAR CREDIT AGREEMENT
to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

     "Agent-Related Persons" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arrangers), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "Aggregate Commitments" means, as of the date of any determination, the Commitments of all of the Lenders then in effect. On the date hereof the Aggregate Commitments shall equal $1,500,000,000. Such amount may be increased or decreased as provided herein; provided that the Aggregate Commitments shall not exceed $2,000,000,000.

     "Agreement" means this Five-Year Credit Agreement.

     "Applicable Insurance Regulatory Authority" means the insurance department or similar insurance regulatory or administrative authority or agency of the jurisdiction in which the Company is domiciled.

     "Applicable Rate" means, from time to time, the Facility Fee, the Eurodollar Rate Margin, the Letter of Credit Fee, the Base Rate or the Utilization Fee (as applicable according to the context) expressed as a percentage per annum, determined by reference to the Debt Rating of the applicable Borrower as set forth below:

                                 APPLICABLE RATE

                                                 EURODOLLAR
                                                    RATE
                                                 MARGIN AND
                  DEBT RATING                     LETTER OF   BASE   UTILIZATION
PRICING LEVEL     S&P/MOODY'S     FACILITY FEE   CREDIT FEE   RATE       FEE
-------------   ---------------   ------------   ----------   ----   -----------
      1         A+/A1 or better       0.060         0.140       0       0.050
      2               A/A2            0.070         0.180       0       0.050
      3              A-/A3            0.090         0.210       0       0.100
      4            BBB+/Baa1          0.100         0.300       0       0.100
      5             BBB/Baa2          0.150         0.350       0       0.125
                    or worse

          "Debt Rating" means, as of any date of determination, the rating as determined by either S&P or Moody's (collectively, the "Debt Ratings") of the applicable Borrower's non-credit-enhanced, senior unsecured long-term debt (or in the case of Funding, the non-credit-enhanced, senior unsecured long-term debt of the Company) provided that if a Debt Rating is issued by each of the foregoing rating agencies, then the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest), unless there is a split in Debt


                                        2             FIVE-YEAR CREDIT AGREEMENT

     Ratings of more than one level, in which case the Pricing Level that is one level higher than the Pricing Level of the lower Debt Rating shall apply.

Notwithstanding the definition of "Applicable Rate" set forth above, the Facility Fee shall be based on the Debt Rating of the lowest rated of the Borrowers by S&P and Moody's. Initially, the Applicable Rate for the Facility Fee shall be determined based upon Pricing Level 2. Each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

     "Applicant" means with respect to a particular Letter of Credit, any Borrower or any other Subsidiary of MetLife (other than the Company) applying for such Letter of Credit pursuant to Section 2.04.

     "Arrangers" mean Wachovia Capital Markets, LLC and Banc of America Securities LLC, in their capacities as joint lead arrangers and book managers.

     "Asset Securitization" means a public or private transfer of installment receivables, credit card receivables, lease receivables, mortgage loan receivables, policyholder loan receivables or any other type of secured or unsecured financial assets, which transfer is recorded as a sale according to GAAP as of the date of such transfer.

     "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit D.

     "Attorney Costs" means and includes all fees, expenses and disbursements of any one law firm or other external counsel and, without duplication, in the case of an Event of Default referred to in Section 8.01(h) or 8.01(i), the allocated cost of internal legal services and all expenses and disbursements of internal counsel.

     "Attributable Indebtedness" means, on any date, in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

     "Audited Financial Statements" means the audited consolidated balance sheet of MetLife and its Subsidiaries for the fiscal year ended December 31, 2004, and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year of MetLife and its Subsidiaries, including the notes thereto.

     "Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.


                                        3             FIVE-YEAR CREDIT AGREEMENT

     "Bank of America" means Bank of America, N.A. and its successors.

     "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Base Rate Committed Loan" means a Committed Loan that is a Base Rate Loan.

     "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

     "Bid Borrowing" means a borrowing consisting of simultaneous Bid Loans of the same Type from each of the Lenders whose offer to make one or more Bid Loans as part of such borrowing has been accepted under the auction bidding procedures described in Section 2.03.

     "Bid Loan" has the meaning specified in Section 2.03(a).

     "Bid Loan Lender" means, in respect of any Bid Loan, the Lender making such Bid Loan to the applicable Borrower.

     "Bid Request" means a written request for one or more Bid Loans substantially in the form of Exhibit B-1.

     "Borrower" has the meaning specified in the introductory paragraph hereto.

     "Borrowing" means a Committed Borrowing or a Bid Borrowing, as the context may require.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

     "Cash Collateralize" has the meaning specified in Section 2.04(g).

     "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of MetLife, or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of MetLife by Persons who were neither (i) nominated by the board of directors of MetLife nor (ii) appointed by directors so nominated.


                                        4             FIVE-YEAR CREDIT AGREEMENT

     "Closing Date" means the first date all the conditions precedent in Section
5.01 are satisfied or waived in accordance with Section 10.01.

     "Co-Applicant" means a Borrower acting as an applicant for an Applicant with respect to a particular Letter of Credit.

     "Code" means the Internal Revenue Code of 1986.

     "Commitment" means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01 and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

     "Committed Borrowing" means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Committed Loans, having the same Interest Period made by each of the Lenders pursuant to
Section 2.01.

     "Committed Loan" has the meaning specified in Section 2.01.

     "Committed Loan Notice" means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Committed Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

     "Company" means Metropolitan Life Insurance Company.

     "Competitive Bid" means a written offer by a Lender to make one or more Bid Loans, substantially in the form of Exhibit B-2, duly completed and signed by a Lender.

     "Consolidated Net Worth" means the consolidated stockholders' equity, determined in accordance with GAAP, of MetLife and its Consolidated Subsidiaries.

     "Consolidated Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Control" has the meaning specified in the definition of "Affiliate."

     "Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.


                                        5             FIVE-YEAR CREDIT AGREEMENT

     "Debt Rating" has the meaning specified in the definition of "Applicable Rate."

     "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservation, dissolution, bankruptcy, assignment for the benefit of creditors, moratorium, rehabilitation, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, any state of the United States or any other applicable jurisdiction from time to time in effect and affecting the rights of creditors generally.

     "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would, unless cured or waived, be an Event of Default.

     "Default Rate" means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable
Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum, in all cases to the fullest extent permitted by applicable Laws.

     "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Committed Loans or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

     "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 4.06.

     "Dollar" and "$" mean lawful money of the United States.

     "Eligible Assignee" has the meaning specified in Section 10.07(g).

     "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of MetLife or any of its Material Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any


                                        6             FIVE-YEAR CREDIT AGREEMENT
contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with MetLife, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived and other than an event which is based on a certain level of unfunded vested benefits, or the requirement to pay variable PBGC premiums, provided that the amount of unfunded vested benefits, when determined on a FAS87 basis, do not exceed $50,000,000);
(b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by MetLife or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by MetLife or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by MetLife or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by MetLife or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from MetLife or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Eurodollar Base Rate" has the meaning specified in the definition of "Eurodollar Rate."

     "Eurodollar Bid Margin" means the margin above or below the Eurodollar Base Rate to be added to or subtracted from the Eurodollar Base Rate, which margin shall be expressed in multiples of 1/100th of one basis point.

     "Eurodollar Margin Bid Loan" means a Bid Loan that bears interest at a rate based upon the Eurodollar Base Rate.

     "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

                                   Eurodollar Base Rate
        Eurodollar Rate  = ------------------------------------
                           1.00 - Eurodollar Reserve Percentage

     Where,


                                        7             FIVE-YEAR CREDIT AGREEMENT

          "Eurodollar Base Rate" means, for such Interest Period the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America (or in the case of a Bid Loan, the applicable Bid Loan Lender) and with a term equivalent to such Interest Period would be offered by Bank of America's (or such Bid Loan Lender's) London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

          "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Eurodollar Rate Committed Loan" means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

     "Eurodollar Rate Loan" means a Eurodollar Rate Committed Loan or a Eurodollar Margin Bid Loan.

     "Event of Default" has the meaning specified in Section 8.01.

     "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income, franchise or similar taxes, in each case, imposed on (or measured by) its net income by the United States of America, or by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or, in the case of a jurisdiction (or any political subdivision thereof) that imposes taxes on the basis of management or control or other concept or principle of residence, the jurisdiction (or any political subdivision thereof) in which such recipient is so resident, (b) Taxes imposed by reason of any present or former connection between such Person and the jurisdiction (or any political subdivision thereof) imposing such Taxes, other than as a result of the execution and delivery of this Agreement, the making of any Loans hereunder or the performance of any action provided for hereunder, (c) any branch profits taxes imposed by the United States of America or any


                                        8             FIVE-YEAR CREDIT AGREEMENT
similar tax imposed by any other jurisdiction in which any Borrower is located and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrowers under Section 10.15(b)), any withholding tax that (i) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such Borrower with respect to such withholding tax pursuant to Section 3.01(a) or (ii) is attributable to such Foreign Lender's failure to comply with Section 3.01(e).

     "Existing Credit Agreement" means that certain 364-Day Credit Agreement dated as of April 23, 2004 among the Borrowers, the Company, Bank of America, as administrative agent, and a syndicate of lenders.

     "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as reasonably determined by the Administrative Agent.

     "Fee Letter" means that certain letter agreement dated as of March 24, 2005, among the Borrowers, the Company, Wachovia Bank, National Association, Wachovia Capital Markets, LLC, Bank of America, and Banc of America Securities LLC.

     "Financial Officer" means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of MetLife.

     "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which any Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "FRB" means the Board of Governors of the Federal Reserve System of the United States.

     "Funding" has the meaning specified in the introductory paragraph hereto.

     "GAAP" means generally accepted accounting principles in the United States.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.


                                        9             FIVE-YEAR CREDIT AGREEMENT

     "Granting Lender" has the meaning specified in Section 10.07(h).

     "Guarantee" means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

          (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

          (c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

          (d) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (e) all Surplus Relief Reinsurance ceded by such Person;


                                       10             FIVE-YEAR CREDIT AGREEMENT

          (f) capital leases of which such Person is the lessee; and

          (g) all Guarantees of such Person in respect of any of the foregoing.

     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any capital lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

     "Indemnified Liabilities" has the meaning specified in Section 10.05.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.

     "Indemnitee" has the meaning specified in Section 10.05.

     "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

     "Interest Period" means (a) as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or (in the case of any Eurodollar Rate Committed Loan) converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the applicable Borrower in its Committed Loan Notice or Bid Request, as the case may be; and (b) as to each Absolute Rate Loan, a period of not less than 7 days and not more than 360 days as selected by the applicable Borrower in its Bid Request; provided that:

          (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (ii) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii) no Interest Period shall extend beyond the Maturity Date.

     "IRS" means the United States Internal Revenue Service.


                                       11             FIVE-YEAR CREDIT AGREEMENT

     "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

     "Issuer Documents" means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and a Borrower (and, if applicable, any Subsidiary as an Applicant) or in favor of the L/C Issuer and relating to any such Letter of Credit.

     "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

     "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

     "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

     "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

     "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

     "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the aggregate undrawn amount of any Letter of Credit (other than for purposes of calculating the fees payable pursuant to Sections 2.04(i) and (j) and Sections 2.09(a) and (b)), such amount shall be determined in accordance with Section
1.07. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

     "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer.

     "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.

     "Letter of Credit" means any standby letter of credit issued hereunder.


                                       12             FIVE-YEAR CREDIT AGREEMENT

     "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

     "Letter of Credit Fee" has the meaning specified in Section 2.04(i).

     "Letter of Credit Sublimit" means an amount equal to $500,000,000, as such amount may be increased (but not above $1,000,000,000) or decreased pursuant hereto. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

     "Loan" means an extension of credit by a Lender to a Borrower under Article II in the form of a Committed Loan, or a Bid Loan.

     "Loan Documents" means this Agreement, each Note, each Issuer Document, and the Fee Letter.

     "Loan Parties" means, collectively, the Borrowers.

     "Margin Stock" means "margin stock" within the meaning of Regulations U and X.

     "Material Adverse Change" means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of MetLife and its Subsidiaries taken as a whole, or (b) the validity or enforceability of this Agreement or the rights and remedies of the Administrative Agent and the Lenders hereunder.

     "Material Indebtedness" means Indebtedness (other than the Loans), or obligations in respect of one or more Swap Contracts, of MetLife or any of its Material Subsidiaries in an aggregate principal amount exceeding $300,000,000 (or its equivalent in any other currency). For purposes of determining Material Indebtedness, the "principal amount" of the obligations of MetLife or any of its Material Subsidiaries in respect of any Swap Contract at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that MetLife or such Material Subsidiary would be required to pay if such Swap Contract were terminated at such time.

     "Material Subsidiary" means, at any time, (i) Funding, (ii) the Company and
(iii) each Subsidiary of MetLife that as of such time meets the definition of "significant subsidiary" contained as of the date hereof in Regulation S-X of the SEC, but excluding any Subsidiary (an "Investment Subsidiary") established in connection with the ownership and investment management of the general account assets of (a) the Company or (b) any other Material Subsidiary of MetLife that is an insurance company (each of the Company and such other insurance company being an "Insurance Subsidiary"); provided, however, that so long as the consolidated assets of the Investment Subsidiaries of any Insurance Subsidiary exceed 25% of


                                       13             FIVE-YEAR CREDIT AGREEMENT
the consolidated assets of such Insurance Subsidiary, then each such Investment Subsidiary shall be deemed to be a Material Subsidiary.

     "Maturity Date" means April 22, 2010.

     "MetLife" has the meaning specified in the introductory paragraph hereto.

     "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "NAIC" means the National Association of Insurance Commissioners and any successor thereto.

     "Note" means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.

     "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

     "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

     "Outstanding Amount" means (i) with respect to Committed Loans and Bid Loans on any date, the aggregate principal amount thereof outstanding at the close of business on such date after giving effect to any borrowings and prepayments or repayments of Committed Loans and Bid Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations at the close of business on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including such changes resulting from any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

     "Participant" has the meaning specified in Section 10.07(d).

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permitted Encumbrances" means:


                                       14             FIVE-YEAR CREDIT AGREEMENT

     (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.04;

     (b) bankers', carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.04;

     (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

     (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

     (e) Liens on deposit accounts or securities accounts, including bankers' Liens and rights of setoff arising in the ordinary course of business;

     (f) Liens arising out of deposits of cash or securities with reinsurance trusts, ceding companies or insurance regulators in the ordinary course of business; and

     (g) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Borrower or the Company;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which MetLife or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Pro Rata Share" means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.


                                       15             FIVE-YEAR CREDIT AGREEMENT

     "Register" has the meaning specified in Section 10.07(c).

     "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

     "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to a Bid Loan, a Bid Request and (c) with respect to an L/C Credit Extension, a Letter of Credit Application.

     "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations being deemed "held" by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

     "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

     "SAP" means the accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority or the NAIC.

     "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     "Securities Transactions" means (a) securities lending arrangements, and
(b) repurchase and reverse repurchase arrangements with respect to securities and financial instruments.

     "Separate Accounts Assets" means, as at any date, the "Separate Accounts assets" of the Company, determined in accordance with SAP, reported as such in the Statutory Statements of the Company.

     "SPC" has the meaning specified in Section 10.07(h).

     "Statutory Statement" means a statement of the condition and affairs of the Company, prepared in accordance with SAP, and filed with the Applicable Insurance Regulatory Authority.


                                       16             FIVE-YEAR CREDIT AGREEMENT

     "Structured Transaction Liens" means Liens granted by the Company to (A) a 99%-owned Subsidiary (the "Relevant Subsidiary") in connection with a structured private investment transaction entered into in September 1999, as the same may be amended from time to time (the "Structured Transaction") where (i) in connection with such transaction, such Liens are assigned to a special purpose Subsidiary of the Company (the "SPV") in which the Company is the holder of all outstanding obligations (other than ordinary course administrative expenses and common equity interests) and (ii) the assets covered by such Liens consist solely of the rights of the Company against the SPV; and (B) the SPV in connection with the Structured Transaction which are subordinated to, and exercisable only after, the Liens described in the preceding clause (A) and which cover only the assets covered by the Liens described in said clause (A).

     "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of any Borrower.

     "Support Agreement" means the Support Agreement dated as of November 30, 1984 between the Company and Funding, as amended and restated effective as of that date on July 2, 1985.

     "Surplus Relief Reinsurance" means any transaction in which the Company or any Subsidiary of the Company cedes business under a reinsurance agreement that would be considered a "financing-type" reinsurance agreement as determined by the independent certified public accountants of the Company in accordance with principles published by the Financial Accounting Standards Board or the Second Edition of the AICPA Audit Guide for Stock Life Insurance Companies (pp. 91-92), as the same may be revised from time to time.

     "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, or annexes, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.


                                       17             FIVE-YEAR CREDIT AGREEMENT

     "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority including penalties, interest and additions to tax.

     "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

     "Transactions" means the execution, delivery and performance by the Borrowers of this Agreement, the Borrowings when made, the issuance of Letters of Credit when issued and the use of proceeds thereof.

     "Type" means (a) with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan, and (b) with respect to a Bid Loan, its character as an Absolute Rate Loan or a Eurodollar Margin Bid Loan.

     "United States" and "U.S." mean the United States of America.

     "Unreimbursed Amount" has the meaning specified in Section 2.04(c)(i).

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (b) (i) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

          (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

          (iii) The term "including" is by way of example and not limitation.

          (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

     (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

     (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.


                                       18             FIVE-YEAR CREDIT AGREEMENT

     1.03 ACCOUNTING TERMS. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP or SAP, as the case may be, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements or Statutory Statements, as of and for the year ended December 31, 2004, as applicable, except as otherwise specifically prescribed herein.

     (b) If at any time any change in GAAP or SAP would affect the computation of any requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in GAAP or SAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such requirement shall continue to be computed in accordance with GAAP or SAP, as applicable, as in effect prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such requirement made before and after giving effect to such change in GAAP or SAP.

     1.04 ROUNDING. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

     1.05 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

     1.06 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

     1.07 LETTER OF CREDIT AMOUNTS. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof that occur without amendment as the result of the occurrence of a date, the passage of time or the occurrence or nonoccurrence of an event, as expressly set forth in such Letter of Credit or the Issuer Documents related thereto, whether or not such maximum face amount is in effect at such time.


                                       19             FIVE-YEAR CREDIT AGREEMENT

                                  ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

     2.01 COMMITTED LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Committed Loan") to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, any Borrower or all Borrowers may borrow under this Section 2.01, prepay under
Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. The obligations of the Borrowers to repay Loans and L/C Obligations shall be several, not joint.

     2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF COMMITTED LOANS.

     (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Committed Loans shall be made upon a Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans or of any conversion of Eurodollar Rate Committed Loans to Base Rate Committed Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by a Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of a Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans shall be in a principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Section 2.04(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) which Borrower is borrowing the Committed Borrowing, (ii) whether a Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Committed Loans, (iii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the principal amount of Committed Loans to be borrowed, converted or continued, (v) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (vi) if applicable, the duration of the Interest Period with respect thereto. If a Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if a Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Committed Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Committed


                                       20             FIVE-YEAR CREDIT AGREEMENT

Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

     (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding Subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. As promptly as practicable, upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the applicable Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by a Borrower, there are L/C Borrowings of such Borrower outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to such Borrower as provided above.

     (c) Except as otherwise provided herein, a Eurodollar Rate Committed Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Committed Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Committed Loans without the consent of the Required Lenders.

     (d) The Administrative Agent shall promptly notify the applicable Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Committed Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrowers and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

     (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans of the same Type, there shall not at any one time be more than ten Interest Periods in effect with respect to Committed Loans.

     2.03 BID LOANS.

     (a) General. Subject to the terms and conditions set forth herein, each Lender agrees that any Borrower or all Borrowers may from time to time request the Lenders to submit offers to make loans (each such loan, a "Bid Loan") to any Borrower or all Borrowers prior to the Maturity Date pursuant to this Section 2.03; provided, however, that after giving effect to any


                                       21             FIVE-YEAR CREDIT AGREEMENT

Bid Borrowing, the Total Outstandings shall not exceed the Aggregate Commitments. There shall not be more than ten different Interest Periods in effect with respect to Bid Loans at any time.

     (b) Requesting Competitive Bids. Any Borrower may request the submission of Competitive Bids by delivering a Bid Request to the Administrative Agent not later than 12:00 noon (i) one Business Day prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, or (ii) four Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurodollar Margin Bid Loans. Each Bid Request shall specify (i) which Borrower is delivering the Bid Request, (ii) the requested date of the Bid Borrowing (which shall be a Business Day), (iii) the aggregate principal amount of Bid Loans requested (which must be $10,000,000 or a whole multiple of $1,000,000 in excess thereof), (iv) the Type of Bid Loans requested, and (v) the duration of the Interest Period with respect thereto, and shall be signed by a Responsible Officer of the applicable Borrower. No Bid Request shall contain a request for
(i) more than one Type of Bid Loan or (ii) Bid Loans having more than three different Interest Periods. Unless the Administrative Agent otherwise agrees in its sole and absolute discretion, no Borrower may submit a Bid Request if any Borrower has submitted another Bid Request within the prior five Business Days.

     (c) Submitting Competitive Bids.

          (i) The Administrative Agent shall promptly notify each Lender of each Bid Request received by it from any Borrower and the contents of such Bid Request.

          (ii) Each Lender may (but shall have no obligation to) submit a Competitive Bid containing an offer to make one or more Bid Loans in response to such Bid Request. Such Competitive Bid must be delivered to the Administrative Agent not later than 10:30 a.m. (A) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, and (B) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurodollar Margin Bid Loans; provided, however, that any Competitive Bid submitted by Bank of America in its capacity as a Lender in response to any Bid Request must be submitted to the Administrative Agent not later than 10:15 a.m. on the date on which Competitive Bids are required to be delivered by the other Lenders in response to such Bid Request. Each Competitive Bid shall specify (A) the proposed date of the Bid Borrowing; (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the bidding Lender, (y) must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested; (C) if the proposed Bid Borrowing is to consist of Absolute Rate Bid Loans, the Absolute Rate offered for each such Bid Loan and the Interest Period applicable thereto; (D) if the proposed Bid Borrowing is to consist of Eurodollar Margin Bid Loans, the Eurodollar Bid Margin with respect to each such Eurodollar Margin Bid Loan and the Interest Period applicable thereto; and (E) the identity of the bidding Lender.

          (iii) Any Competitive Bid shall be disregarded if it (A) is received after the applicable time specified in clause (ii) above, (B) is not substantially in the form of a


                                       22             FIVE-YEAR CREDIT AGREEMENT

     Competitive Bid as specified herein, (C) contains qualifying, conditional or similar language, (D) proposes terms other than or in addition to those set forth in the applicable Bid Request, or (E) is otherwise not responsive to such Bid Request. Any Lender may correct a Competitive Bid containing a manifest error by submitting a corrected Competitive Bid (identified as such) not later than the applicable time required for submission of Competitive Bids. Any such submission of a corrected Competitive Bid shall constitute a revocation of the Competitive Bid that contained the manifest error. The Administrative Agent may, but shall not be required to, notify any Lender of any manifest error it detects in such Lender's Competitive Bid.

          (iv) Subject only to the provisions of Sections 3.02, 3.03 and 5.02 and clause (iii) above, each Competitive Bid shall be irrevocable.

     (d) Notice to Borrower of Competitive Bids. Not later than 11:00 a.m. (i) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, or (ii) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurodollar Margin Bid Loans, the Administrative Agent shall notify the applicable Borrower of the identity of each Lender that has submitted a Competitive Bid that complies with Section 2.03(c) and of the terms of the offers contained in each such Competitive Bid.

     (e) Acceptance of Competitive Bids. Not later than 11:30 a.m. (i) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, and (ii) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurodollar Margin Bid Loans, the applicable Borrower shall notify the Administrative Agent of its acceptance or rejection of the offers notified to it pursuant to Section 2.03(d). The applicable Borrower shall be under no obligation to accept any Competitive Bid and may choose to reject all Competitive Bids. In the case of acceptance, such notice shall specify the aggregate principal amount of Competitive Bids for each Interest Period that is accepted. The applicable Borrower may accept any Competitive Bid in whole or in part; provided that:

          (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Bid Request;

          (ii) the principal amount of each Bid Loan must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and

          (iii) the acceptance of offers may be made only on the basis of ascending Absolute Rates or Eurodollar Bid Margins within each Interest Period accepted, beginning with the shortest Interest Period accepted.

     (f) Procedure for Identical Bids. If two or more Lenders have submitted Competitive Bids at the same Absolute Rate or Eurodollar Bid Margin, as the case may be, for the same Interest Period, and the result of accepting all of such Competitive Bids in whole (together with any other Competitive Bids at lower Absolute Rates or Eurodollar Bid Margins, as the case may be, accepted for such Interest Period in conformity with the requirements of Section 2.03(e)(iii)) would be to cause the aggregate outstanding principal amount of the applicable Bid Borrowing to exceed the amount specified therefor in the related Bid Request, then, unless otherwise agreed by


                                       23             FIVE-YEAR CREDIT AGREEMENT
the applicable Borrower, the Administrative Agent and such Lenders, such Competitive Bids shall be accepted as nearly as possible in proportion to the amount offered by each such Lender in respect of such Interest Period, with such accepted amounts being rounded to the nearest whole multiple of $1,000,000.

     (g) Notice to Lenders of Acceptance or Rejection of Bids. The Administrative Agent shall promptly notify each Lender having submitted a Competitive Bid whether or not its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the applicable Bid Borrowing. Any Competitive Bid or portion thereof that is not accepted by the applicable Borrower by the applicable time specified in Section 2.03(e) shall be deemed rejected.

     (h) Notice of Eurodollar Base Rate. If any Bid Borrowing is to consist of Eurodollar Margin Bid Loans, the Administrative Agent shall determine the Eurodollar Base Rate for the relevant Interest Period, and promptly after making such determination, shall notify the applicable Borrower and the Lenders that will be participating in such Bid Borrowing of such Eurodollar Base Rate.

     (i) Funding of Bid Loans. Each Lender that has received notice pursuant to
Section 2.03(g) that all or a portion of its Competitive Bid has been accepted by the applicable Borrower shall make the amount of its Bid Loan(s) available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 12:00 (noon) on the date of the requested Bid Borrowing. Upon satisfaction of the applicable conditions set forth in Section 5.02, the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent.

     (j) Notice of Range of Bids. After each Competitive Bid auction pursuant to this Section 2.03, the Administrative Agent shall notify each Lender that submitted a Competitive Bid in such auction of the ranges of bids submitted (without the bidder's name) and accepted for each Bid Loan and the aggregate amount of each Bid Borrowing.

     2.04 LETTERS OF CREDIT.

     (a) The Letter of Credit Commitment.

          (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Maturity Date, to issue Letters of Credit for the account of any Borrower or its Subsidiaries, provided, however, that the L/C Issuer may amend or extend after the Maturity Date any Letters of Credit issued by it on or before the Maturity Date, in accordance with Subsection (b) below, provided that no such extension shall extend the expiry date of any Letter of Credit beyond the date that is twelve months after the Maturity Date and no such amendment shall increase the amount available under any Letter of Credit, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of any Borrower or its Subsidiaries and any drawings thereunder; provided that after giving


                                       24             FIVE-YEAR CREDIT AGREEMENT
     effect to any L/C Credit Extension with respect to any Letter of Credit,
     (x) the Total Outstandings shall not exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations shall not exceed such Lender's Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by a Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by such Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers' ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

          (ii) The L/C Issuer shall not issue any Letter of Credit, if:

               (A) subject to Section 2.04(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

               (B) the expiry date of such requested Letter of Credit would occur more than twelve months after the Maturity Date, unless all the Lenders have approved such expiry date;

          (iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

               (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

               (B) the issuance of such Letter of Credit would violate any Laws;

               (C) after the issuance of such Letter of Credit, more than thirty Letters of Credit would be outstanding unless the Borrowers and the Required Lenders otherwise agree;

               (D) such Letter of Credit is to be denominated in a currency other than Dollars;


                                       25             FIVE-YEAR CREDIT AGREEMENT

               (E) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

               (F) a default of any Lender's obligations to fund under Section 2.04(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrowers or such Lender to eliminate the L/C Issuer's risk with respect to such Lender.

          (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

          (v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

     (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

          (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of a Borrower, and, if a Subsidiary is an Applicant, such Subsidiary has delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the applicable Borrower and, if a Subsidiary is an Applicant, such Subsidiary. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least five Business Days prior to the proposed issuance date or date of amendment (or such shorter time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion), as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) who is the Applicant, and if the Applicant is not a Borrower, which Borrower is the Co-Applicant; (B) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (C) the amount thereof; (D) the expiry date thereof; (E) the name and address of the beneficiary thereof; (F) the documents to be presented by such beneficiary in case of any drawing thereunder; (G) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (H) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (w) the Letter of Credit to be amended; (x) the proposed date of amendment thereof (which shall be a Business Day); (y) the nature of the proposed amendment; and (z) such other matters as the L/C Issuer may reasonably require. Additionally, the Applicant shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.


                                       26             FIVE-YEAR CREDIT AGREEMENT

          (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Applicant and, if applicable, the Co-Applicant and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

          (iii) If an Applicant so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Applicant (or, if applicable, the Co-Applicant) shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than twelve months after the Maturity Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause
     (ii) or (iii) of Section 2.04(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or any Loan Party that one or more of the applicable conditions specified in Section
     5.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

          (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. Within 15 days after the end of each calendar month, the Administrative Agent will deliver to each of the Lenders and the Borrowers a written report of Letters of Credit that have been issued, Letters of


                                       27             FIVE-YEAR CREDIT AGREEMENT

     Credit that have been amended, Letters of Credit that have expired, Auto-Extension Letters of Credit that have been automatically extended, and drawings that have been made under Letters of Credit, in each case during such calendar month.

     (c) Drawings and Reimbursements; Funding of Participations.

          (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the applicable Borrower and the Administrative Agent thereof and of the date (the "Honor Date") on which the L/C Issuer anticipates that payment of such drawing will be made. Not later than 11:00 a.m. on the Honor Date, the applicable Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the applicable Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Pro Rata Share thereof. In such event, the applicable Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 5.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. Each deemed Committed Borrowing made pursuant to this Section 2.04(c)(i) shall be deemed to be a reimbursement of the related drawing under a Letter of Credit.

          (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.04(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

          (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.


                                       28             FIVE-YEAR CREDIT AGREEMENT

          (iv) Until a Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

          (v) Each Lender's obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, any Borrower, any other Applicant or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 5.02 (other than delivery by the applicable Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

          (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

     (d) Repayment of Participations.

          (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

          (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative


                                       29             FIVE-YEAR CREDIT AGREEMENT

     Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     (e) Obligations Absolute. The obligation of the applicable Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

          (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

          (ii) the existence of any claim, counterclaim, set-off, defense or other right that such Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

          (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

          (iv) any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

          (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Borrower or any Subsidiary.

     Each Borrower and any other Applicant shall promptly examine a copy of each Letter of Credit and each amendment thereto requested by such Borrower and such Applicant that is delivered to it and, in the event of any claim of noncompliance with such Borrower's or such Applicant's instructions or other irregularity, such Borrower or such Applicant will notify the L/C Issuer as promptly as practicable. No Letter of Credit will be amended without written approval of the applicable Borrower and the L/C Issuer. Such Borrower and such Applicant shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

     (f) Role of L/C Issuer. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter


                                       30             FIVE-YEAR CREDIT AGREEMENT
of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. Each Borrower and any other Applicant hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude such Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, the applicable Borrower and any other Applicant may have a claim against the L/C Issuer, and the L/C Issuer may be liable to such Borrower and such Applicant, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower or such Applicant which such Borrower or such Applicant proves were caused primarily by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the date that is twelve months after the Maturity Date, any Letter of Credit for any reason remains outstanding and partially or wholly undrawn, the applicable Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the date that is twelve months after the Maturity Date, as the case may be). Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.04, Section 2.05 and Section 8.02(c), "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. Each Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing delivered by such Borrower as Cash Collateral. Cash Collateral shall be maintained in a blocked, non-interest bearing deposit account at Bank of America.


                                       31             FIVE-YEAR CREDIT AGREEMENT

     (h) Applicability of ISP98. Unless otherwise expressly agreed by the L/C Issuer and the applicable Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each.

     (i) Letter of Credit Fees. Each Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee (the "Letter of Credit Fee") for each Letter of Credit issued for the account of such Borrower equal to the Applicable Rate (converted to a daily rate) times the daily maximum amount available to be drawn under such Letter of Credit. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date, on the date that is twelve months after the Maturity Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

     (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. Each Borrower shall pay directly to the L/C Issuer for its own account a fronting fee (converted to a daily rate) with respect to each Letter of Credit with respect to which it is the Applicant or the Co-Applicant in the amount specified in the Fee Letter, payable on the actual daily maximum amount available to be drawn under such Letter of Credit. Such fronting fee shall be computed on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date, on the date that is twelve months after the Maturity Date and thereafter on demand. In addition, each Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to each Letter of Credit for which such Borrower is the Applicant or Co-Applicant as from time to time in effect.

     (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

     (l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower which is the Co-Applicant with respect to such Letter of Credit shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of its Subsidiaries inures to the benefit of such Borrower, and that such Borrower's business derives substantial benefits from the businesses of such Subsidiaries.

     2.05 PREPAYMENTS.


                                       32             FIVE-YEAR CREDIT AGREEMENT

     (a) Any Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Committed Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Committed Loans shall be in a principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by any Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Pro Rata Shares.

     (b) No Bid Loan may be prepaid without the prior consent of the applicable Bid Loan Lender.

     (c) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrowers shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that no Borrower shall be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Committed Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

     (d) Upon the occurrence of a Change in Control, each Borrower agrees that if requested by the Administrative Agent (acting at the request of the Required Lenders) such Borrower will promptly prepay its Loans, together with accrued interest and will promptly Cash Collateralize its L/C Obligations; provided that no prepayment of any Bid Loan shall be made without the prior consent of the Lender thereof. Upon such prepayment, the Aggregate Commitments and the Commitment of each Lender shall automatically terminate.

     2.06 TERMINATION OR REDUCTION OF COMMITMENTS. The Borrowers may, upon notice to the Administrative Agent, terminate the Aggregate Commitments and this Agreement, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative


                                       33             FIVE-YEAR CREDIT AGREEMENT

Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

     2.07 REPAYMENT OF LOANS.

     (a) Each Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of its Committed Loans outstanding on such date.

     (b) Each Borrower shall repay each of its Bid Loans on the last day of the Interest Period in respect thereof.

     2.08 INTEREST.

     (a) Subject to the provisions of Subsection (b) below, (i) each Eurodollar Rate Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Bid Loan shall bear interest on the outstanding principal amount thereof for the Interest Period therefor at a rate per annum equal to the Eurodollar Base Rate for such Interest Period plus (or minus) the Eurodollar Bid Margin, or at the Absolute Rate for such Interest Period, as the case may be.

     (b) (i) If any amount of principal of any Loan is not paid when due without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

          (ii) If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (after any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

          (iii) Upon the request of the Required Lenders, while any Event of Default exists, each Borrower shall pay interest on the principal amount of all its outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

          (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest


                                       34             FIVE-YEAR CREDIT AGREEMENT
hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

     2.09 FEES. In addition to certain fees described in Subsections (i) and (j) of Section 2.04:

     (a) Facility Fee. The Borrowers, jointly and severally, agree to pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a facility fee equal to the Applicable Rate times the actual daily amount of the Aggregate Commitments (or, if the Aggregate Commitments have terminated, on the Outstanding Amount of all Committed Loans and L/C Obligations), regardless of usage. The facility fee shall accrue at all times during the Availability Period (and thereafter so long as any Committed Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, on the Maturity Date and on the date that is twelve months after the Maturity Date (and, if applicable, thereafter on demand). The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

     (b) Utilization Fee. Each Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a utilization fee equal to the Applicable Rate (converted to a daily rate) times the Total Outstandings with respect to Loans made to it and L/C Outstandings with respect to Letters of Credit for which it was the Applicant or Co-Applicant on each day that the Total Outstandings of all Loans and L/C Obligations exceed 50% of the actual daily amount of the Aggregate Commitments then in effect (or, if terminated, in effect immediately prior to such termination); provided that the utilization fee shall be payable after the Maturity Date only in respect of any day that the Outstanding Amount of Loans and L/C Borrowings on such day exceeds 50% of the amount of the Aggregate Commitments in effect immediately prior to the expiration of the Availability Period. The utilization fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date and on the Maturity Date (and, if applicable, thereafter on demand). The utilization fee shall be calculated quarterly in arrears and if there is any change in the Applicable Rate during any quarter, the daily amount shall be computed and multiplied by the Applicable Rate for each period during which such Applicable Rate was in effect. The utilization fee shall accrue at all times, including at any time during which one or more of the conditions in
Article V is not met.

     (c) Other Fees. (i) The Borrowers shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

     (ii) Work Fees. The Borrowers shall pay to the Administrative Agent for the benefit of the Lenders the work fees set forth in the Fee Letter in the amounts and at the times so


                                       35             FIVE-YEAR CREDIT AGREEMENT
specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

     2.10 COMPUTATION OF INTEREST AND FEES. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.

     2.11 EVIDENCE OF DEBT.

     (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to each Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, each Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

     (b) In addition to the accounts and records referred to in Subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

     2.12 PAYMENTS GENERALLY.

     (a) All payments to be made by any Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by any Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:30 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by


                                       36             FIVE-YEAR CREDIT AGREEMENT
the Administrative Agent after 2:30 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

     (b) If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

     (c) Unless any Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder (or, in the case of a Borrowing of Base Rate Loans, 12:30 p.m. on the date of such Borrowing), that such Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that such Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

          (i) if such Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

          (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to such Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Committed Loan or Bid Loan, as the case may be, included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon such Borrower, and such Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent, any Lender or any Borrower or Applicant may have against any other Lender as a result of any default by such Lender hereunder.

     A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this Subsection (c) shall be conclusive, absent manifest error.

     (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this
Article II, and such funds are not made available to any Borrower by the Administrative Agent because the conditions to


                                       37             FIVE-YEAR CREDIT AGREEMENT
the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

     (e) The obligations of the Lenders hereunder to make Committed Loans and to fund participations in Letters of Credit are several and not joint. The failure of any Lender to make any Committed Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or purchase its participation.

     (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     2.13 SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Committed Loans made by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans made by them and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. Each Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.


                                       38             FIVE-YEAR CREDIT AGREEMENT

     2.14 INCREASE IN COMMITMENTS

     (a) Notice of Increase. Provided no Event of Default has occurred and is then continuing and the Borrowers have not theretofore terminated or reduced the Aggregate Commitments pursuant to Section 2.06, and subject to the terms and conditions of this Section 2.14, upon notice to the Administrative Agent, the Borrowers may, from time to time, elect to (i) increase the Aggregate Commitments to an amount (for all such increases) that does not exceed $2,000,000,000 and (ii) increase the Letter of Credit Sublimit by an amount not exceeding the amount of any increase in the Aggregate Commitments); provided that each increase shall be in a minimum amount of $50,000,000. If such increase is to be effected in whole or in part through an increase in the Commitment of one or more of the existing Lenders (it being agreed that no existing Lender shall be obligated to increase its Commitment), such notice shall be accompanied by a writing executed by each existing Lender that has agreed to increase its Commitment, setting forth the amount of its increased Commitment. If such increase is to be effected in whole or in part through the addition of one or more Eligible Assignees as new Lenders, the addition of each such Eligible Assignee as a new Lender shall be subject to the consent of the Administrative Agent and the Issuing Lender, which consents shall not be unreasonably withheld or delayed, and such notice shall be accompanied by the written agreement of each such Eligible Assignee to become a Lender, setting forth the amount of its Commitment.

     (b) Assistance by Administrative Agent. The Administrative Agent agrees to provide such assistance as the Borrowers may reasonably request in soliciting increased Commitments from existing Lenders and/or Commitments from Eligible Assignees.

     (c) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrowers shall determine the effective date (the "Increase Effective Date") and the final allocation of each increase. The Administrative Agent shall promptly notify the Borrowers and the Lenders (including any new Lenders) of the final allocation of such increase and such Increase Effective Date. On or before such Increase Effective Date, each Eligible Assignee that becomes a new Lender shall execute a joinder agreement to this Agreement in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent is authorized and directed to amend and distribute to the Lenders (including any new Lenders) a revised Schedule 2.01 that gives effect to each increase in the Aggregate Commitments and the allocation thereof among the Lenders (including any new Lenders). As soon as practicable (with the intention of avoiding or minimizing any additional amounts payable pursuant to Section 3.05), the applicable Borrower or Borrowers shall prepay any Committed Loans outstanding on each Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

     (d) Conflicting Provisions. This Section shall supersede any provisions in
Section 2.13 or Section 10.01 to the contrary.


                                       39             FIVE-YEAR CREDIT AGREEMENT

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

     3.01 TAXES.

     (a) Any and all payments by or on account of any obligation of each Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, each Borrower shall pay any Other Taxes not paid pursuant to Section 3.01(a)(iii) to the relevant Governmental Authority in accordance with applicable law.

     (c) Each Borrower shall indemnify the Administrative Agent and each Lender within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest, additions to tax and reasonable expenses arising therefrom or with respect thereto; provided, that such Borrower shall not be obligated to make a payment pursuant to this Section 3.01 in respect of penalties, interest and additions to tax attributable to any Indemnified Taxes or Other Taxes, if (i) such penalties, interest and additions to tax are attributable to the failure of the Administrative Agent or such Lender, as the case may be, to pay amounts paid to the Administrative Agent or such Lender by such Borrower (for Indemnified Taxes or Other Taxes) to the relevant Governmental Authority within thirty (30) days after receipt of such payment from such Borrower or (ii) such penalties, interest and additions to tax are attributable to the gross negligence or willful misconduct of the Administrative Agent or such Lender, as the case may be. Within 90 days after the Administrative Agent or such Lender learns of the imposition of Indemnified Taxes or Other Taxes, such Person shall give notice to the relevant Borrower of the payment by the Administrative Agent or such Lender, as the case may be, of such Indemnified Taxes or Other Taxes, and of the assertion by any Governmental Authority that such Indemnified Taxes or Other Taxes are due and payable, but the failure to give such notice shall not affect such Borrower's obligations hereunder to reimburse the Administrative Agent and such Lender for such Indemnified Taxes or Other Taxes, except that such Borrower shall not be liable for penalties, interest and other liabilities accrued or incurred after such 90 day period until such time as it receives the notice contemplated above, after which time it shall be liable for penalties, interest and other liabilities accrued or incurred prior to or during such 90 day period and accrued or incurred after such receipt. Such Borrower shall not be liable for any penalties, interest and other liabilities with respect to such Indemnified Taxes or Other Taxes to the extent it has reimbursed the amount thereof to the Administrative Agent or such Lender, as the case may be. A certificate as to the amount of such payment or liability delivered to the relevant Borrower by a Lender, or


                                       40             FIVE-YEAR CREDIT AGREEMENT
by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

     (d) Within 30 days after any payment of Indemnified Taxes or Other Taxes by the relevant Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Each Foreign Lender, before it signs and delivers this Agreement if listed on the signature pages hereof, and before it becomes a Lender in the case of each other Foreign Lender, shall provide such Borrower and the Administrative Agent either (i) two accurate, complete and signed originals of either (x) U.S. Internal Revenue Service Form W-8ECI or any successor form, or (y) U.S. Internal Revenue Service Form W-8BEN or U.S. Internal Revenue Service Form W-8IMY, or any successor form, in each case, indicating that such Lender is on the date of delivery thereof entitled to receive payments of interest hereunder free from, or subject to a reduced rate of withholding of United States Federal income tax or (ii) in the case of such a Lender that is entitled to claim exemption from withholding of United States Federal income tax under Section 871(h) or Section 881(c) of the Code with respect to payments of "portfolio interest", (x) a certificate to the effect that such Lender is (A) not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) not a "10 percent shareholder" of any Borrower within the meaning of Section 881(c)(3)(B) of the Code and (C) not a controlled foreign corporation related to any Borrower within the meaning of Section 881(c)(3)(C) of the Code and (y) two accurate, complete and signed copies of U.S. Internal Revenue Service Form W-8BEN or U.S. Internal Revenue Service Form W-81MY, or any successor Form. To the extent permitted or required by applicable law, from time to time thereafter, at the request of any Borrower, each Foreign Lender shall deliver renewals or additional copies of such forms (or successor forms) on or before the date that such form expires or becomes obsolete. Upon the written request of a Borrower to the Administrative Agent and any Lender which is not a Foreign Lender, such Lender shall provide such Borrower and the Administrative Agent with two accurate, complete and signed originals of the U.S. Internal Revenue Service Form W-9.

     (f) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrowers are not required to pay additional amounts under this Section 3.01.

     (g) If the U.S. Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this paragraph (g), together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The


                                       41             FIVE-YEAR CREDIT AGREEMENT
obligations of the Lenders under this paragraph (g) shall survive the payment of the Loans and termination of this Agreement.

     (h) If the Administrative Agent or any Lender determines, in its good faith judgment, that it has actually received or realized any refund of tax or any reduction of its tax liabilities or otherwise recovered any amount in connection with any deduction or withholding or payment of any additional amount by any Borrower pursuant to Section 3.04 or this Section 3.01, such Person shall reimburse such Borrower within 60 days in an amount equal to the net benefit, after tax, and net of all reasonable out-of-pocket expenses incurred by such Person in connection with such refund, reduction or recovery; provided, that nothing in this paragraph (h) shall require any Person to make available its tax returns (or any other information relating to its taxes which it deems to be confidential). In the event that the reimbursement described in the preceding sentence is determined to have been paid to any Borrower in error, such Borrower shall return such amount to the applicable Person within 60 days of when such Person is required to repay such refund of tax or is not entitled to such reduction of, or credit against, its tax liabilities. If the Administrative Agent or any Lender shall become aware that it is entitled to receive a refund or direct credit in respect of Indemnified Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts, it shall promptly notify such Borrower of the availability of such refund or direct credit and shall, within 30 days after receipt of a request for such by such Borrower (whether as a result of notification that it has made of such to such Borrower or otherwise), make a claim to such Governmental Authority for such refund or direct credit and contest such Indemnified Taxes, Other Taxes or liabilities if (i) such Borrower has agreed in writing to pay all of such Lender's or Administrative Agent's reasonable out-of-pocket costs and expenses relating to such claim or contest,
(ii) such Lender or the Administrative Agent determines, in its good faith judgment, that it would not be materially disadvantaged or prejudiced as a result of such claim or contest (it being understood that the mere existence of fees, charges, costs or expenses that such Borrower has offered to and agreed to pay on behalf of such Lender or the Administrative Agent shall not be deemed to be materially disadvantageous to such person) and (iii) such Borrower furnishes, upon request of such Lender or the Administrative Agent, an opinion of tax counsel (such opinion and such counsel to be reasonably acceptable to such Lender or the Administrative Agent) to the effect that such Indemnified Taxes or Other Taxes were wrongly or illegally imposed.

     3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the applicable Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Committed Loans shall be suspended until such Lender notifies the Administrative Agent and such Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all its Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount


                                       42             FIVE-YEAR CREDIT AGREEMENT
so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

     3.03 INABILITY TO DETERMINE RATES. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Committed Loan, or that the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Committed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, any Borrower may revoke any pending request by it for a Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

     3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY.

     (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation by any Governmental Authority of any Law, or such Lender's compliance with any request, guideline or directive of any Governmental Authority made or issued after the date hereof, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern),
(ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized, in which its principal office is located or has its Lending Office (or in the case of a jurisdiction (or any political subdivision thereof) that imposes taxes on the basis of management or control or other concept or principal of residence, the jurisdiction (or any political subdivision thereof) in which such Lender is so resident), and (iii) reserve requirements utilized, as to Eurodollar Rate Committed Loans, in the determination of the Eurodollar Rate), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the applicable Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

     (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation by any Governmental Authority thereof, or compliance by such Lender (or its Lending Office) with any request, guideline or directive of any Governmental Authority made or issued after the date hereof, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the


                                       43             FIVE-YEAR CREDIT AGREEMENT

Borrowers shall jointly and severally pay to such Lender such additional amounts as will compensate such Lender for such reduction.

     3.05 COMPENSATION FOR LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, each Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

     (a) except as a result of circumstances set forth in Section 3.02, any continuation, conversion, payment or prepayment of any Loan to it other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

     (b) any failure by such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by such Borrower; or

     (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by such Borrower pursuant to Section 10.15;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by any Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Committed Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Committed Loan was in fact so funded.

     3.06 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

     (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the basis for such claim and a calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

     (b) Upon any Lender's making a claim for compensation under Section 3.01 or 3.04, the Borrowers may replace such Lender in accordance with Section 10.15.

     3.07 SURVIVAL. All of the Borrowers' obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

     Each Borrower represents and warrants to the Lenders, as to itself and its Subsidiaries, as applicable, that:


                                       44             FIVE-YEAR CREDIT AGREEMENT

     4.01 ORGANIZATION; POWERS. MetLife and each of its Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

     4.02 AUTHORIZATION; ENFORCEABILITY. The Transactions are within each Borrower's corporate powers and have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by each Borrower and constitutes a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The Support Agreement has been duly executed and delivered by and constitutes a legal, valid and binding obligation of the Company and Funding, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     4.03 GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by laws or other organizational documents of any Borrower or any order of any Governmental Authority, and (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Borrower or its assets, or give rise to a right thereunder to require any payment to be made by any Borrower.

     4.04 FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.

     (a) MetLife has heretofore furnished to the Lenders its audited consolidated balance sheet and statements of earnings, equity and cash flows as of and for the fiscal year ended December 31, 2004, reported on by independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of MetLife and its Consolidated Subsidiaries, as of the date thereof and for such fiscal year, in accordance with GAAP.

     (b) MetLife has heretofore furnished to each of the Lenders the annual Statutory Statement of the Company as at and for the year ended December 31, 2004, as filed with the Applicable Insurance Regulatory Authority. Such Statutory Statement presents fairly, in all material respects, the financial position and results of operations of the Company, as of the date thereof and for such year, in accordance with SAP.

     (c) Since December 31, 2004, there has been no material adverse change in the business, assets, property or condition (financial or otherwise) of MetLife and its Subsidiaries taken as a whole from that set forth in the respective financial statements referred to in Sections 4.04(a) and 4.04(b).

     4.05 PROPERTIES.


                                       45             FIVE-YEAR CREDIT AGREEMENT

     (a) MetLife and each of its Material Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for defects in title that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.

     (b) MetLife and each of its Material Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by MetLife and its Material Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.

     4.06 LITIGATION AND ENVIRONMENTAL MATTERS.

     (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Borrower, threatened against or affecting MetLife or any of its Material Subsidiaries (i) as to which there would reasonably be expected to be an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

     (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change, neither MetLife nor any of its Material Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or
(iv) knows of any basis for any Environmental Liability.

     4.07 COMPLIANCE WITH LAWS AND AGREEMENTS. Each of MetLife and its Material Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change. No Default has occurred and is continuing.

     4.08 INVESTMENT AND HOLDING COMPANY STATUS. Neither MetLife nor any of its Material Subsidiaries (other than Funding) is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, and Funding is an "investment company" as defined in such Act that is exempt from all of the provisions of such Act. Neither MetLife nor any of its Material Subsidiaries is a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     4.09 TAXES. Each of MetLife and its Subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which MetLife or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Change.


                                       46             FIVE-YEAR CREDIT AGREEMENT

     4.10 ERISA. Each Plan and, to the knowledge of MetLife, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Change.

     4.11 DISCLOSURE. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrowers to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     4.12 MARGIN STOCK. No part of the proceeds of any Loan hereunder will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the FRB, including Regulations U and X. Not more than 25% of the value (as determined by any reasonable method) of the assets of any of the Borrowers is represented by Margin Stock.

                                   ARTICLE V.
                         CONDITIONS TO CREDIT EXTENSIONS

     5.01 CLOSING DATE. The obligations of the Lenders to make Loans and of the L/C Issuer to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.01):

     (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

     (b) The Administrative Agent shall have received an opinion, addressed to it and the Lenders and dated the Closing Date, of counsel to the Borrowers, substantially in the form of Exhibit E, and covering such other matters relating to the Borrowers, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrowers hereby request such counsel to deliver such opinion.

     (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent, its counsel or any Lender may reasonably request relating to the organization, existence and good standing of each of the Borrowers, the authorization of the Transactions and any other legal matters relating to each of the Borrowers, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

     (d) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or


                                       47             FIVE-YEAR CREDIT AGREEMENT
payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

     (e) The Existing Credit Agreement shall have been terminated and all loans thereunder shall have been repaid in full.

The Administrative Agent shall notify the Borrowers and the Lenders of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.01) at or prior to 3:00 p.m., New York City time, on April 22, 2005 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

     5.02 EACH CREDIT EVENT. The obligation of each Lender to make a Loan on the occasion of any Borrowing or of the L/C Issuer to make any L/C Credit Extension is subject to the satisfaction of the following conditions:

     (a) The representations and warranties of each of the Borrowers set forth in this Agreement (other than, after the Closing Date, in Section 4.04(c) and in Section 4.06(b)) shall be true and correct on and as of the date of such Borrowing.

     (b) At the time of and immediately after giving effect to such Borrowing or L/C Credit Extension, no Default shall have occurred and be continuing.

     (c) At the time of and immediately after giving effect to such Borrowing or L/C Credit Extension, no default or event or condition which constitutes a default or which upon notice, lapse of time or both would, unless cured or waived, become a default shall have occurred and be continuing under the Support Agreement.

     (d) The applicable Borrower is authorized to perform its obligations in respect of the proposed Borrowing or L/C Credit Extension.

Each Borrowing or L/C Credit Extension shall be deemed to constitute a representation and warranty by each Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

                                  ARTICLE VI.
                              AFFIRMATIVE COVENANTS

     Until the Commitments and all Letters of Credit have expired or been terminated and the principal of and interest on each Loan and each L/C Borrowing and all fees payable hereunder shall have been paid in full, each Borrower covenants and agrees with the Lenders that:

     6.01 FINANCIAL STATEMENTS AND OTHER INFORMATION. MetLife will furnish to the Administrative Agent and each Lender:

     (a) (i) as soon as available, but not later than 75 days (or in the case of fiscal years ending on or after December 15, 2005, 60 days or such other period as may be prescribed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC


                                       48             FIVE-YEAR CREDIT AGREEMENT
thereunder) after the end of each fiscal year of MetLife, copies of MetLife's annual report on Form 10-K as filed with the SEC for such fiscal year; and (ii) as soon as available, but not later than 40 days (or in the case of fiscal years ending on or after December 15, 2005, 35 days or such other period as may be prescribed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder) after the end of each of the first three fiscal quarters of each fiscal year of MetLife, copies of MetLife's quarterly report on Form 10-Q as filed with the SEC for such fiscal quarter, in each case certified by an appropriate Financial Officer as being the complete and correct copies of the statements on such forms furnished by MetLife to the SEC, it being understood that, in each case, the Administrative Agent shall be entitled to rely on any certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, as amended, by the chief financial officer of MetLife that accompanies such annual and quarterly reports;

     (b) concurrently with any delivery of financial statements under clause (a) above or (except as to clause (ii) of this paragraph (b)) clause (c) or (d) below, a certificate of a Financial Officer of MetLife (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 7.04 and 7.05 and (iii) stating whether any change in GAAP or SAP, as the case may be, or in the application thereof has occurred since the date of the most recently delivered financial statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

     (c) within five days after filing with the Applicable Insurance Regulatory Authority and in any event within 60 days after the end of each year, the annual Statutory Statement of the Company for such year, certified by one of its Financial Officers as presenting fairly in all material respects the financial position of the Company for such year in accordance with SAP;

     (d) within five days after filing with the Applicable Insurance Regulatory Authority and in any event within 60 days after the end of each of the first three quarterly periods of each year, the quarterly Statutory Statement of the Company for such period, certified by one of its Financial Officers as presenting fairly in all material respects the financial position of the Company for such period in accordance with SAP;

     (e) within five days after any change in a Debt Rating for a Borrower, notice of such change; and

     (f) within ten days after knowledge of the occurrence of any ERISA Event, a description of such ERISA Event; and

     (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of MetLife or any of its Material Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

     Documents required to be delivered pursuant to Section 4.04 or Section 6.01 (to the extent any such documents are included in materials otherwise filed with the SEC) may be


                                       49             FIVE-YEAR CREDIT AGREEMENT
delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrowers post such documents, or provides a link thereto on the Borrowers' website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrowers' behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: the Borrowers shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrowers shall be required to provide paper copies of the certificate required by Section 6.01(b) to the Administrative Agent. Except for such certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

     6.02 NOTICES OF DEFAULTS. The Borrowers will furnish to the Administrative Agent and each Lender prompt written notice of the occurrence of any Default. Each such notice shall be accompanied by a statement of a Financial Officer or other executive officer of MetLife setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     6.03 EXISTENCE; CONDUCT OF BUSINESS. MetLife will, and will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, other than those whose loss, in each case, would not reasonably be expected to result in a Material Adverse Change; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or other transaction permitted under Section 7.02.

     6.04 PAYMENT OF OBLIGATIONS. MetLife will, and will cause each of its Material Subsidiaries to, pay, before the same shall become delinquent or in default, its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Change, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) MetLife or such Material Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Change.

     6.05 MAINTENANCE OF PROPERTIES; INSURANCE. MetLife will, and will cause each of its Material Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies of similar size engaged in the same or similar businesses operating in the same or similar locations.

     6.06 BOOKS AND RECORDS; INSPECTION RIGHTS. MetLife will, and will cause each of its Material Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. MetLife will, and will cause each of its Material Subsidiaries to, permit any representative designated by


                                       50             FIVE-YEAR CREDIT AGREEMENT
the Administrative Agent (and, if a Default shall have occurred and be continuing, any representatives reasonably designated by any Lender), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition (insofar as they relate to this Agreement) with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

     6.07 COMPLIANCE WITH LAWS. MetLife will, and will cause each of its Material Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.

     6.08 USE OF PROCEEDS. The proceeds of the Loans will be used only for general corporate purposes (including the back-up of commercial paper) of MetLife and its Subsidiaries in the ordinary course of business; provided that no part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the FRB, including Regulations U and X; provided further that no part of the proceeds of any Loan will be used, whether directly or indirectly, to acquire the capital stock or business of any other Person without the consent of such Person; and provided further that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any such proceeds.

     6.09 SUPPORT AGREEMENT. Funding will, and MetLife will cause the Company to, (a) maintain the Support Agreement in full force and effect, and comply with the provisions thereof, and (b) not modify, supplement or waive any of its provisions without the prior consent of the Administrative Agent (with the approval of the Required Lenders); provided that any modification, supplement or waiver that reduces or impairs the support provided to Funding shall require the approval of all Lenders.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

     Until the Commitments and all Letters of Credit have expired or terminated and the principal of and interest on each Loan and each L/C Borrowing and all fees payable hereunder have been paid in full, each Borrower covenants and agrees with the Lenders that:

     7.01 LIENS. None of the Borrowers will, and MetLife will not permit the Company to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

     (a) Permitted Encumbrances;

     (b) any Lien existing on any property or asset prior to the acquisition thereof by such Borrower or the Company, as the case may be; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien shall not apply to any other property or assets of such Borrower or the Company, as the case may be, and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition;

     (c) Liens on assets acquired, constructed or improved by such Borrower or the Company, as the case may be; provided that (i) such Liens and the Indebtedness secured thereby


                                       51             FIVE-YEAR CREDIT AGREEMENT
are incurred prior to or within 360 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such assets, and (iii) such Liens shall not apply to any other property or assets of such Borrower or the Company, as the case may be;

     (d) Liens on any property or assets of any Person existing at the time such Person is merged or consolidated with or into such Borrower or the Company, as the case may be, and not created in contemplation of such event;

     (e) Liens on any real property securing Indebtedness in respect of which
(i) the recourse of the holder of such Indebtedness (whether direct or indirect and whether contingent or otherwise) under the instrument creating the Lien or providing for the Indebtedness secured by the Lien is limited to such real property directly securing such Indebtedness and (ii) such holder may not under the instrument creating the Lien or providing for the Indebtedness secured by the Lien collect by levy of execution or otherwise against assets or property of such Borrower or the Company, as the case may be (other than such real property directly securing such Indebtedness) if such Borrower or the Company, as the case may be, fails to pay such Indebtedness when due and such holder obtains a judgment with respect thereto, except for recourse obligations that are customary in "non-recourse" real estate transactions;

     (f) Liens arising out of Securities Transactions entered into in the ordinary course of business and on ordinary business terms;

     (g) Structured Transaction Liens;

     (h) Liens arising out of Asset Securitizations;

     (i) Liens on Separate Accounts Assets;

     (j) Liens arising out of any real estate sale/leaseback transactions;

     (k) Liens arising in connection with Swap Contracts;

     (l) Liens on securities owned by such Borrower or the Company, as the case may be, which are pledged to the Federal Home Loan Bank Board, (the "FHLBB") to secure loans made by the FHLBB to such Borrower or the Company, as the case may be, in the ordinary course of business and on ordinary business terms;

     (m) Liens not otherwise permitted by this Section 7.01 arising in the ordinary course of the business of such Borrower or the Company, as the case may be, that do not secure any Indebtedness; provided that the obligations secured by such Liens shall not exceed $3,000,000,000 at any one time outstanding;

     (n) Liens not otherwise permitted by this Section 7.01; provided that the aggregate principal amount of the Indebtedness secured by such Liens shall not exceed $4,000,000,000 at any one time outstanding; and


                                       52             FIVE-YEAR CREDIT AGREEMENT

     (o) any extension, renewal or replacement of the foregoing; provided that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or assets (other than a substitution of like assets) unless such additional Indebtedness or assets would have been permitted in connection with the original creation, incurrence or assumption of such Lien.

     7.02 FUNDAMENTAL CHANGES.

     (a) No Borrower will, and MetLife will not permit the Company to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (excluding (i) assets sold or disposed of in the ordinary course of business or (ii) between or among MetLife and its direct and indirect wholly-owned Subsidiaries), or (in the case of MetLife) all or any substantial part of the stock of Funding or the Company (in each case, whether now owned or hereafter acquired), or liquidate or dissolve; provided, however, that all or a substantial part of the stock of Funding may be transferred so long as it remains directly or indirectly held by MetLife; and provided further, that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (A) any Subsidiary of a Borrower or the Company, as the case may be, may merge into such Borrower or the Company, as the case may be, in a transaction in which such Borrower or the Company, as the case may be, is the surviving corporation, (B) Funding may sell, transfer, lease or otherwise dispose of its assets to MetLife or the Company, including via liquidation, so long as MetLife or the Company expressly assumes the obligations of Funding hereunder and under any promissory notes issued hereunder, and (C) a Borrower or the Company, as the case may be, may merge or consolidate with any other Person if such Borrower or the Company, as the case may be, is the surviving corporation.

     (b) MetLife will not, and will not permit any of its Material Subsidiaries to, engage to any material extent in any business other than (i) businesses of the type conducted by MetLife or any of its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto or (ii) businesses financial in nature.

     7.03 TRANSACTIONS WITH AFFILIATES. MetLife will not, and will not permit any of its Material Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions (other than service arrangements) with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to MetLife or such Material Subsidiary than could be obtained on an arm's length basis from unrelated third parties, and (b) transactions between or among MetLife and its direct or indirect Subsidiaries.

     7.04 ADJUSTED STATUTORY SURPLUS. MetLife will not permit the Adjusted Statutory Surplus of the Company, calculated as of the last day of each fiscal quarter of the Company, to be less than $7,750,000,000.

     7.05 CONSOLIDATED NET WORTH. MetLife will not permit its Consolidated Net Worth, calculated as of the last day of each fiscal quarter, to be less than $15,000,000,000.

                                  ARTICLE VIII.
                                EVENTS OF DEFAULT


                                       53             FIVE-YEAR CREDIT AGREEMENT

     8.01 EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur:

     (a) any Borrower shall fail to pay any principal of any Loan made to it when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise or shall fail to reimburse any drawing under any Letter of Credit as to which it was the Applicant or the Co-Applicant when and as due;

     (b) any Borrower shall fail to pay any interest on any Loan made to it or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five or more Business Days;

     (c) any representation or warranty made or deemed made by or on behalf of MetLife or any of its Material Subsidiaries in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

     (d) (i) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.01, 6.02 or 6.06, and such failure shall continue unremedied for a period of five Business Days after notice thereof from the Administrative Agent to the relevant Borrower (which notice will be given at the request of any Lender); or (ii) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section
6.03 or 6.09 or in Article VII;

     (e) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause
(a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the relevant Borrower (which notice will be given at the request of any Lender);

     (f) MetLife or any of its Material Subsidiaries shall fail to make payments (whether of principal or interest and regardless of amount) on Material Indebtedness, when and as the same shall become due and payable;

     (g) any event or condition occurs that results in Material Indebtedness becoming due prior to the scheduled maturity of such Material Indebtedness or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of Material Indebtedness or any trustee or agent on its or their behalf to cause Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of MetLife or any of its


                                       54             FIVE-YEAR CREDIT AGREEMENT

Material Subsidiaries or its debts, or of a substantial part of its assets, under any Debtor Relief Laws now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for MetLife or any or its Material Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

     (i) MetLife or any of its Material Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Laws now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article,
(iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for MetLife or any or its Material Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

     (j) MetLife or any of its Material Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

     (k) one or more judgments for the payment of money in an aggregate amount in excess of $300,000,000 (or its equivalent in any other currency) shall be rendered against MetLife, any Material Subsidiary of MetLife or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed; or

     (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of MetLife and its Material Subsidiaries in an aggregate amount exceeding $200,000,000 in any year;

     8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, with notice to the Borrowers, take any or all of the following actions:

     (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

     (c) require that each Borrower Cash Collateralize its L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and


                                       55             FIVE-YEAR CREDIT AGREEMENT

     (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans to any Borrower and any obligation of the L/C Issuer to make L/C Credit Extensions to the Borrowers shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

     8.03 APPLICATION OF FUNDS. After the exercise of remedies provided for in
Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations of any Borrower shall be applied by the Administrative Agent in the following order:

     First, to payment of that portion of such Borrower's Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

     Second, to payment of that portion of such Borrower's Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

     Third, to payment of that portion of such Borrower's Obligations constituting accrued Letter of Credit Fees and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

     Fourth, to payment of that portion of such Borrower's Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

     Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of such Borrower's L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to such Borrower or as otherwise required by Law.

Amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.


                                       56             FIVE-YEAR CREDIT AGREEMENT

                                  ARTICLE IX.
                              ADMINISTRATIVE AGENT

     9.01 APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

     (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Article IX and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

     9.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible to the Lenders for the negligence or misconduct of any agent or attorney-in-fact selected by the Administrative Agent in good faith after due inquiry.

     9.03 LIABILITY OF ADMINISTRATIVE AGENT. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness,


                                       57             FIVE-YEAR CREDIT AGREEMENT
enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

     9.04 RELIANCE BY ADMINISTRATIVE AGENT.

     (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     (b) For purposes of determining compliance with the conditions specified in
Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

     9.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

     9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to


                                       58             FIVE-YEAR CREDIT AGREEMENT
it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

     9.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that (a) no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct, provided, however, that no action taken in accordance with the express directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section, and (b) no Lender shall be liable for the payment of any portion of an Indemnified Liability pursuant to this Section unless such Indemnified Liability was incurred by the Administrative Agent in its capacity as such or by another Agent-Related Person acting for the Administrative Agent in such capacity. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.


                                       59             FIVE-YEAR CREDIT AGREEMENT

     9.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

     9.09 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrowers; provided that any such notice of resignation by Bank of America shall also constitute its notice of resignation as L/C Issuer. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrowers at all times other than during the existence of an Event of Default (which consent of the Borrowers shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder and the receipt of any necessary approvals from the beneficiaries of any Letters of Credit and from insurance regulatory authorities, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and L/C Issuer, the respective terms "Administrative Agent" and "L/C Issuer" shall mean such successor administrative agent and Letter of Credit issuer, the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Section
10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above; provided, however, that the retiring Administrative Agent shall remain the L/C Issuer.


                                       60             FIVE-YEAR CREDIT AGREEMENT

     9.10 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.04(i) and (j), 2.09 and 10.05) allowed in such judicial proceeding; and

     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.05.

     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

     9.11 OTHER AGENTS; JOINT LEAD ARRANGERS AND BOOK MANAGERS. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "arranger," shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE X.
                                  MISCELLANEOUS


                                       61             FIVE-YEAR CREDIT AGREEMENT

     10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

     (a) waive any condition set forth in Section 5.01 without the written consent of each Lender;

     (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

     (c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

     (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the applicable Borrower to pay interest or Letter of Credit Fees at the Default Rate;

     (e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or

     (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iii) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.


                                       62             FIVE-YEAR CREDIT AGREEMENT

     10.02 NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

     (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile or other electronic transmission). All such written notices shall be mailed certified or registered mail, faxed or delivered to the applicable address, facsimile number or (subject to Subsection (b) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

          (i) if to the Borrowers, the Administrative Agent or the L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

          (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrowers, the Administrative Agent and the L/C Issuer.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Subsection (b) below, shall be effective as provided in such Subsection (b). Each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (1) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent to such Lender and
(ii) accurate wire instructions for such Lender.

     (b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

     (c) The Platform. The Borrowers hereby acknowledge that the Administrative Agent will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, the "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform"). THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE." THE AGENT PARTIES (AS


                                       63             FIVE-YEAR CREDIT AGREEMENT

DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any Agent-Related Person (collectively, the "Agent Parties") have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower's or the Administrative Agent's transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

     (d) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

     (e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) reasonably believed by them to be genuine and to have been given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall jointly and severally indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice reasonably believed by them to be genuine and to have been given by or on behalf of the Borrowers. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

     10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.


                                       64             FIVE-YEAR CREDIT AGREEMENT

     10.04 [INTENTIONALLY OMITTED].

     10.05 COSTS, EXPENSES AND INDEMNIFICATION.

     (a) Each Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Agent-Related Persons, including reasonable Attorney Costs, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

     (b) Each Borrower shall indemnify the Administrative Agent and each Lender and the directors, officers, employees, agents, advisors and Affiliates of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the use or proposed use of the proceeds of any Loan made to such Borrower or any Letter of Credit as to which such Borrower was the Applicant or the Co-Applicant, or
(ii) any actual or prospective claim, litigation, investigation or proceeding relating thereto, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (the "Indemnified Liabilities"); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee.

     (c) To the extent that the Borrowers fail to pay any amount required to be paid by them to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, in its capacity as such.

     (d) To the extent permitted by applicable law, the Borrowers shall not assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan, any Letter of Credit or the use of the proceeds thereof.


                                       65             FIVE-YEAR CREDIT AGREEMENT
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     (e) No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement.

     (f) The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

     10.06 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, rehabilitator, conservator, custodian, liquidator, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     10.07 SUCCESSORS AND ASSIGNS.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of Subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of Subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of Subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Subsection (b), participations in L/C Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in Subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each


                                       66             FIVE-YEAR CREDIT AGREEMENT
such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed); provided that concurrent assignments to members of an Assignee Group (as defined in Schedule 10.07) and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans, the risk participations in Letters of Credit or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Bid Loans; (iii) any assignment of a Commitment must be approved by the Administrative Agent and the L/C Issuer (which approval shall not be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); (iv) the assignment shall contain a representation by the Eligible Assignee to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable Assignment and Assumption constitutes "plan assets" as defined under ERISA and that the rights and interests of the Eligible Assignee in and under the Loan Documents will not be "plan assets" under ERISA; and (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee as set forth on Schedule 10.07. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Subsection (c) of this Section from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Subsection (d) of this Section.

     (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers at any reasonable time


                                       67             FIVE-YEAR CREDIT AGREEMENT
and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or other substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

     (d) Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or a Borrower or any of a Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to Subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

     (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section
3.01 as though it were a Lender.

     (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (g) As used herein, the following terms have the following meanings:

          "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
     (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and the L/C Issuer, and
     (ii) unless an Event of Default has occurred and is continuing, the Borrowers (each such approval not to be unreasonably


                                       68             FIVE-YEAR CREDIT AGREEMENT
     withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include any Borrower or any of the Borrowers' Affiliates or Subsidiaries.

          "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers (an "SPC") the option to provide all or any part of any Committed Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Committed Loan or any L/C Obligation, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Committed Loan, the Granting Lender shall be obligated to make such Committed Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(c)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 3.04),
(ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Committed Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Committed Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or any portion of its right to receive payment with respect to any Committed Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Committed Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

     (i) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to Subsection (b) above, Bank of America may, upon 30 days' notice to the Borrowers and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the


                                       69             FIVE-YEAR CREDIT AGREEMENT

Borrowers to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c)). Upon the appointment of a successor L/C Issuer and the receipt of any necessary approvals from any beneficiaries of any Letters of Credit and any insurance regulatory authorities, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

     10.08 CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of any Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than any Borrower. In the event that any Lender becomes legally compelled to disclose any confidential Information pursuant to paragraph (c) of this
Section 10.08, such Lender shall, to the extent permitted by law, give prompt written notice of that fact to the Borrowers prior to the disclosure so that the Borrowers may seek an appropriate remedy to prevent or limit such disclosure and the Lenders shall cooperate reasonably (at the expense of the Borrowers) with the Borrowers in seeking such remedy. For purposes of this Section, "Information" means all information received from any Borrower or any of its Subsidiaries relating to any Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Borrower or any Subsidiary, provided that, in the case of information received from any Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such


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
Person would accord to its own confidential information. Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrowers, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

     10.09 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to any Borrower, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     10.10 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

     10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.12 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.


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
     10.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

     10.14 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.15 MITIGATION OF OBLIGATIONS; REPLACEMENT OF LENDERS.

     (a) If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, then such Lender shall, upon the request of such Borrower, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.04 or 3.01, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (b) Under any circumstances set forth herein providing that the Borrowers shall have the right to replace a Lender as a party to this Agreement, the Borrowers may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment (with the assignment fee to be paid by the Borrowers in such instance) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrowers; provided, however, that if the Borrowers elect to exercise such right with respect to any Lender pursuant to Section 3.06(b), it shall be obligated to replace all Lenders that have made requests for compensation on a similar basis and in a similar amount pursuant to Section 3.01 or 3.04. Upon the making of any such assignment, the Borrowers shall (x) pay in full any amounts payable pursuant to Section 3.05 and (y) provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer as it may reasonably require with respect to any continuing obligation to fund participation interests in any L/C Obligations then outstanding.


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     10.16 GOVERNING LAW.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. TO THE EXTENT LEGALLY PERMISSIBLE, EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. TO THE EXTENT LEGALLY PERMISSIBLE, EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

     10.17 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     10.18 USA PATRIOT ACT NOTICE. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrowers and any other Applicants, which information includes the name and address of the Borrowers and any other Applicants and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers and any other Applicants in accordance with the Act.


                                       73             FIVE-YEAR CREDIT AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       METLIFE FUNDING, INC.

                                       By: /s/ Anthony J. Williamson
                                          ---------------------------
                                          Name: Anthony J. Williamson
                                          Title: Chairman, President &
                                                 Chief Executive Officer



                           SIGNATURE PAGE TO METLIFE
                           FIVE-YEAR CREDIT AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       METLIFE, INC.

                                       By: /s/ Anthony J. Williamson
                                          ---------------------------
                                          Name: Anthony J. Williamson
                                          Title: SVP and Treasurer







                           SIGNATURE PAGE TO METLIFE
                           FIVE-YEAR CREDIT AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       ABN AMRO BANK N.V., as a Lender

                                       By: /s/ Neil R. Stein
                                          -------------------------------
                                          Name:  Neil R. Stein
                                                 ------------------------
                                          Title: Director
                                                 ------------------------

                                       By: /s/ Michael DeMarco
                                          -------------------------------
                                          Name:  Michael DeMarco
                                                 ------------------------
                                          Title: Assistant Vice President
                                                 ------------------------







                           SIGNATURE PAGE TO METLIFE
                           FIVE-YEAR CREDIT AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        BANK OF AMERICA, N.A., as a Lender, as
                                        Administrative Agent and as L/C Issuer

                                        By:  /s/ Jeffrey M. Shaver
                                             -----------------------------------
                                             Name:  Jeffrey M. Shaver
                                                    ----------------------------
                                             Title: Vice President
                                                    ----------------------------






                           SIGNATURE PAGE TO METLIFE
                           FIVE-YEAR CREDIT AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        BARCLAYS BANK PLC, as a Lender

                                        By:  /s/ Alison A. MGuigan
                                             -----------------------------------
                                             Name:  Alison A. MGuigan
                                                    ----------------------------
                                             Title: Associate Director
                                                    ----------------------------






                           SIGNATURE PAGE TO METLIFE
                           FIVE-YEAR CREDIT AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        BNP PARIBAS, as a Lender

                                        By:  /s/ Phil Truesdale
                                             -----------------------------------
                                             Name:  Phil Truesdale
                                                    ----------------------------
                                             Title: Director
                                                    ----------------------------

                                        By:  /s/ Marguerite L. Lebon
                                             -----------------------------------
                                             Name:  Marguerite L. Lebon
                                                    ----------------------------
                                             Title: Vice President
                                                    ----------------------------




                           SIGNATURE PAGE TO METLIFE
                           FIVE-YEAR CREDIT AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        CALYON NEW YORK BRANCH, as a Lender

                                        By: /s/ Sabastian Rocco
                                           --------------------------------
                                           Name: Sabastian Rocco
                                                ---------------------------
                                           Title: Managing Director
                                                 --------------------------

                                        By: /s/ Peter Rasmussen
                                           --------------------------------
                                           Name: Peter Rasmussen
                                                ---------------------------
                                           Title: Managing Director
                                                 --------------------------





                           SIGNATURE PAGE TO METLIFE
                           FIVE-YEAR CREDIT AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                        CITICORP USA, as a Lender


                                        By: /s/ William J. Cavanagh
                                           ----------------------------------
                                           Name: William J. Cavanagh
                                                -----------------------------
                                           Title: Attorney-in-Fact
                                                 ----------------------------



                           SIGNATURE PAGE TO METLIFE
                           FIVE-YEAR CREDIT AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                   CREDIT SUISSE FIRST BOSTON, acting through its Cayman Island Branch, as a Lender


                                   By: /s/ Jay Chall
                                      -----------------------------------
                                      Name: Jay Chall
                                           ------------------------------
                                      Title: Director
                                            -----------------------------


                                   By: /s/ Karim Blasetti
                                      -----------------------------------
                                      Name: Karim Blasetti
                                           ------------------------------
                                      Title: Associate
                                            -----------------------------




                           SIGNATURE PAGE TO METLIFE
                           FIVE-YEAR CREDIT AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       DEUTSCHE BANK AG NEW YORK
                                       BRANCH, as a Lender


                                       By:  /s/ Ruth Leung
                                          -------------------------------------
                                          Name:  Ruth Leung
                                                 ------------------------------
                                          Title: Director
                                                 ------------------------------

                                       By:  /s/ Brett Hanmer
                                          -------------------------------------
                                          Name:  Brett Hanmer
                                                 ------------------------------
                                          Title: Vice President
                                                 ------------------------------





                           SIGNATURE PAGE TO METLIFE
                           FIVE-YEAR CREDIT AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                             HSBC BANK USA, N.A. as a Lender


                                             By:  /s/ Kenneth J. Johnson
                                                ------------------------------
                                                Kenneth J. Johnson
                                                Senior Vice President





                           SIGNATURE PAGE TO METLIFE
                           FIVE-YEAR CREDIT AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                      JPMORGAN CHASE BANK, N.A., as a Lender



                                      By: /s/ Erin O'Rourke
                                          --------------------------
                                          Name:  Erin O'Rourke
                                                 -------------------
                                          Title: Vice President
                                                 -------------------



                           SIGNATURE PAGE TO METLIFE
                           FIVE-YEAR CREDIT AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        LEHMAN BROTHERS BANK, FSB, as a Lender

                                        By: /s/ Gary T. Taylor
                                            ------------------------------------
                                            Name: Gary T. Taylor
                                            Title: Senior Vice President




                           SIGNATURE PAGE TO METLIFE
                           FIVE-YEAR CREDIT AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        MELLON BANK, N.A., as a Lender

                                        By: /s/ Karla K. Maloof
                                            ------------------------------------
                                            Name: Karla K. Maloof
                                            Title: First Vice President




                           SIGNATURE PAGE TO METLIFE
                           FIVE-YEAR CREDIT AGREEMENT

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       MERRILL LYNCH BANK USA, as a Lender

                                       By: /s/ Louis Alder
                                          ---------------------------
                                          Name: Louis Alder
                                          Title: Director



                           SIGNATURE PAGE TO METLIFE
                           FIVE-YEAR CREDIT AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        MIZUHO CORPORATE BANK, LTD., as a
                                        Lender


                                        By:  /s/ Raymond Ventura
                                           ----------------------------
                                           Name:  Raymond Ventura
                                           Title: Senior Vice President




                           SIGNATURE PAGE TO METLIFE
                           FIVE-YEAR CREDIT AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                   PNC BANK, N.A., as a Lender


                                   By:  /s/ D. Kirk Seagers
                                        ----------------------------------------
                                        Name: D. Kirk Seagers
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------




                           SIGNATURE PAGE TO METLIFE
                           FIVE-YEAR CREDIT AGREEMENT

 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                       SOCIETE GENERALE, as a Lender



                                       By: /s/ William Aishton
                                           ------------------------------------
                                           Name: William Aishton
                                           Title: Vice President



                           SIGNATURE PAGE TO METLIFE
                           FIVE-YEAR CREDIT AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        STATE STREET BANK AND TRUST
                                        COMPANY, as a Lender


                                        By:  /s/ Edward M. Anderson
                                             -----------------------------------
                                             Name: Edward M. Anderson
                                                   -----------------------------
                                             Title: Vice President
                                                    ----------------------------


                           SIGNATURE PAGE TO METLIFE
                           FIVE-YEAR CREDIT AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                                THE NORTHERN TRUST COMPANY, as a
                                                Lender


                                                By:  /s/ Forrest F. Vollrath
                                                     ---------------------------
                                                     Name:  Forrest F. Vollrath
                                                     Title: Vice President





                           SIGNATURE PAGE TO METLIFE
                           FIVE-YEAR CREDIT AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       THE ROYAL BANK OF SCOTLAND PLC

                                       By: The Greenwich Capital Markets, Inc.,
                                           as agent for The Royal Bank of
                                           Scotland plc


                                       By: /s/ Evan Tomaskovic
                                          ---------------------------
                                          Evan Tomaskovic
                                          Senior Vice President



                           SIGNATURE PAGE TO METLIFE
                           FIVE-YEAR CREDIT AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       UBS LOAN FINANCE LLC, as a Lender

                                       By: /s/ Wilfred V. Saint
                                          -------------------------------
                                          Name: Wilfred V. Saint
                                          Title: Director
                                                 Banking Products
                                                 Services, US


                                       By: /s/ David Kelly
                                          -------------------------------
                                          Name: David Kelly
                                          Title: Managing Director
                                                 and Counsel
                                                 Region Americas Legal



                           SIGNATURE PAGE TO METLIFE
                           FIVE-YEAR CREDIT AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       US BANK NATIONAL ASSOCIATION, as a
                                       Lender

                                       By: /s/ Peter I. Bvstol
                                          ---------------------------
                                          Name: Peter I. Bvstol
                                          Title: Assistant Vice President




                           SIGNATURE PAGE TO METLIFE
                           FIVE-YEAR CREDIT AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       WACHOVIA BANK NATIONAL
                                       ASSOCIATION, as a Lender and as
                                       Syndication Agent


                                       By:  /s/ Mark B. Felker
                                          -------------------------------------
                                          Name:  Mark B. Felker
                                                 ------------------------------
                                          Title: Managing Director
                                                 ------------------------------
                                                 Wachovia Bank, National
                                                 Association




                           SIGNATURE PAGE TO METLIFE
                           FIVE-YEAR CREDIT AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       WILLIAM STREET COMMITMENT
                                       CORPORATION (Recourse only to assets of
                                       William Street Commitment Corporation),
                                       as a Lender


                                       By:  /s/ Manda D'Agata
                                          -------------------------------------
                                          Manda D'Agata
                                          Assistant Vice President




                           SIGNATURE PAGE TO METLIFE
                           FIVE-YEAR CREDIT AGREEMENT